UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THE ODP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On November 5, 2025, the following communication was made available by The ODP Corporation, a Delaware corporation, to certain of its employees:

Today, we announced our Q3 2025 earnings results. Detailed information can be found in the earnings press release that was issued this morning. Our results continue to demonstrate that we are executing our strategy and making meaningful progress across all of our business units.

In the third quarter, ODP Business Solutions drove improved revenue trends compared to the prior year, despite continued softness in enterprise demand. This was driven by progress in onboarding new customers, executing targeted sales initiatives, and generating incremental growth in the hospitality sector. Total adjacency category sales, including cleaning and breakroom, furniture, technology, and copy and print also increased over the same period last year.

Office Depot continued to gain momentum, improving year-over-year revenue trends as targeted, profitable sales strategies gained traction. Despite lower store and online traffic, targeted sales promotions resulted in higher average order volumes and sales per shopper, which supported stronger top-line results and margins.

Meanwhile, VEYER generated an approximate 60% increase in sales from third-party customers compared to the same period last year in addition to providing support for ODP Business Solutions and Office Depot. VEYER’s operating income also climbed higher in the third quarter compared to the prior year.

On a consolidated basis, ODP generated a year-over-year increase in operating cash flow, reflecting operational discipline and prudent working capital management and helping to offset the impact of lower sales.

As previously announced, ODP has signed an agreement to be acquired by an affiliate of Atlas Holdings, LLC. It is important to keep in mind that the transaction has not yet closed. Until that time, ODP remains an independent company, and it is business as usual. During this period, day-to-day business decisions will still be made by ODP (subject to agreed-upon guidelines with Atlas). The transaction is progressing as planned, and we expect to close by the end of the year.

I understand that this transition may bring questions and curiosity, especially about what comes next. We expect to provide associates with updates as appropriate as we advance towards the closing of the transaction.

It’s important that we all continue focusing on meeting our commitments and serving our customers with excellence for the remainder of the year. Collaboration across all our business units and shared service functions remains crucial. The Executive Leadership Team and I thank you for your ongoing commitment to operational excellence.

I look forward to sharing more details on our Q3 financial results at our Town Hall this afternoon.

Best regards,

Gerry P. Smith

Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that The ODP Corporation’s (the “Company”), stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 28, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by ACR Ocean Resources LLC (“Parent”). In connection with this proposed acquisition, the Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on October 27, 2025 (the “Proxy Statement”) relating to a special meeting of its shareholders and may file other relevant documents with the SEC in connection with the proposed transaction. This communication is not a substitute for the filed Proxy Statement or any other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://www.theodpcorp.com/investor-relations or upon written request to: The ODP Corporation, Investor Relations, 6600 North Military Trail, Boca Raton, FL 33496, or by email at investor.relations@theodpcorp.com.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement as well as in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction. These documents can be obtained free of charge from the sources indicated above.